                                  EXHIBIT 10.7

                           THE REPAP ENTERPRISES INC.
                      HEAD OFFICE REGISTERED PENSION PLAN
                             AS AT JANUARY 1, 1996

                                         Certified a True Copy
August 1996
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                               TABLE OF CONTENTS

                                                                                      Page
       SECTION 1        DEFINITIONS.................................................     1
       SECTION 2        ELIGIBILITY AND MEMBERSHIP..................................     6
                        2.1    Eligibility and Membership...........................     6
                        2.2    Enrollment Documents.................................     6
                        2.3    Participation........................................     7
                        2.4    Information..........................................     7
       SECTION 3        CONTRIBUTIONS...............................................     8
                        3.1    Employees' Contributions.............................     8
                        3.2    Employer Contributions...............................     8
                        3.3    Remittance of Contributions..........................     8
                        3.4    Expenses.............................................     8
                        3.5    Surplus Utilization..................................     8
                        3.6    Return of Contributions..............................     9
       SECTION 4        AMOUNT OF PENSION...........................................    10
                        4.1    Normal Pension.......................................    10
                        4.2    Early Retirement.....................................    10
                        4.3    Postponed Retirement.................................    10
                        4.4    Additional Amounts...................................    11
                        4.5    Maximum Pension......................................    11
                        4.6    Reduction of Benefits................................    12
       SECTION 5        FORMS OF PENSION PAYMENT....................................    13
                        5.1    Normal Form for Member without a Spouse                  13
                        5.2    Normal Form for Member with a Spouse.................    13
                        5.3    Level Income Option..................................    14
                        5.4    Rules for Level Income Option Election...............    14
                        5.5    Other Optional Forms                                     15
       SECTION 6        TERMINATION OF SERVICE......................................    16
                        6.1    Vesting..............................................    16
                        6.2    Immediate Pension....................................    16
                        6.3    Portability..........................................    16
                        6.4    Time Limits..........................................    17
                        6.5    Small Value..........................................    17
       SECTION 7        DEATH BENEFITS..............................................    18
                        7.1    Death in Service before Normal Retirement Date.......    18
                        7.2    Minimum Value........................................    18
                        7.3    Death in Service after Normal Retirement Date........    19
                        7.4    Death after Retirement...............................    19
                        7.5    Lump Sum Payment.....................................    19
                        7.6    Method of Payment....................................    20
                        7.7    Portability..........................................    20
       SECTION 8        DISABILITY..................................................    21
                        8.1    Disability...........................................    21
       SECTION 9        MANAGEMENT OF FUNDS.........................................    22
                        9.1    The Fund.............................................    22
                        9.2    Purchase of Annuities................................    22

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
       SECTION 10       PENSION COMMITTEE...........................................    23
                        10.1   Pension Committee....................................    23
                        10.2   Term of Office.......................................    24
                        10.3   Expenses of Pension Committee........................    24
                        10.4   Annual Meeting.......................................    24
                        10.5   Conflict of Interest.................................    25
                        10.6   Powers and Duties....................................    25
                        10.7   Delegation...........................................    26
                        10.8   Actuarial Functions..................................    27
       SECTION 11       TRANSFER PROVISIONS.........................................    28
                        11.1   Transfers to the Service.............................    28
                        11.2   Transfers from the Service...........................    28
                        11.3   Transfer of Assets to this Plan......................    28
       SECTION 12       AMENDMENT OR DISCONTINUANCE OF THE PLAN.....................    29
                        12.1   Right to Amend or Discontinue the Plan...............    29
                        12.2   Total or Partial Termination of the Plan.............    29
       SECTION 13       GENERAL PROVISIONS..........................................    30
                        13.1   Benefits Not Capable of Assignment or Seizure........    30
                        13.2   Assets in the Fund...................................    30
                        13.3   Small Pensions.......................................    30
                        13.4   Marriage Breakdown...................................    30
                        13.5   Pensioner Becomes an Employee........................    31
                        13.6   Surplus Ownership....................................    31
                        13.7   Construed and Interpreted............................    31

                                   SECTION 1

                                  DEFINITIONS

     The following words and phrases as used herein shall, for the purposes of this Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly indicated by the context:

1.1 "ACTUARY" means a Fellow of the Canadian Institute of Actuaries, appointed by the Committee for the purpose of performing such duties as may be requested by the Committee.

1.2 "BENEFICIARY" means such person or persons as the Member shall have designated in writing to receive a lump sum payment under Section 7 where the Member is not survived by his Spouse, or his Spouse has waived her entitlement in accordance with Section 5.2. Such designation may be changed, subject to any applicable laws governing the designation of beneficiaries. If the Member has not designated any person to receive the benefits aforesaid, or the person designated has died, such benefits shall be paid to his estate.

1.3 "BEST AVERAGE EARNINGS" means one-third of the total of the best 36 consecutive months of Earnings. If a Member becomes entitled to a pension under the Plan after less than 36 months of Service, his Best Average Earnings shall be 12 times his average basic monthly Earnings over the entire period of his Service.

1.4    "BOARD OF DIRECTORS" means the Board of Directors of the Company.

1.5 "COMMITTEE" means the Pension Committee appointed to administer the Plan as provided in Section 10.

1.6 "COMPANY" means Repap Enterprises Inc. and any company which is a predecessor or which is a successor to Repap Enterprises Inc. and which by consolidation, merger, amalgamation, reorganization, or otherwise assumes charge of all or substantially all of the business and assets of Repap Enterprises Inc. The address of the Company is 1250 Rene-Levesque Blvd. West, Suite 3800, Montreal, Quebec H3B 4W8.

1.7 "EARLY RETIREMENT DATE" means the first day of any month within 10 years prior to Normal Retirement Date.

1.8 "EARNINGS" means the basic salary of an Employee, excluding overtime, bonuses or any other emoluments.

1.9    "EFFECTIVE DATE" means January 1, 1996.

1.10 "EMPLOYEE" means an employee normally residing in Canada of an Employer who is not a member of any other registered pension plan of the Company or an affiliate of the Company.

1.11 "EMPLOYER" means Repap Enterprises Inc., Repap International (1987) Inc.and Alcell Technologies Inc. All these employers agree that the Plan not be considered a multi-employer pension plan.

1.12 "EQUIVALENT ACTUARIAL VALUE" means having equivalent value when computed on the basis of interest and mortality assumptions recommended by the Actuary and adopted by the Committee.

1.13 "EXECUTIVE" means an Employee who is designated as an Executive by the Employer.

1.14 "FINAL AVERAGE YMPE" means the annualized average of the YMPE in the calendar year of retirement, termination from the Plan or death, as applicable, and in the preceding two calendar years.

1.15 "FUND" means the fund established in order to provide for the payment of the benefits described in this Plan.

1.16 "INCOME TAX ACT" means the Income Tax Act Statutes of Canada and its Regulations, as amended from time to time.

1.17 "MEMBER" means an Employee, retired Employee or former Employee who has been included in this Plan in accordance with its provisions, and who continues to have rights or contingent rights to benefits payable hereunder.

1.18 "NORMAL RETIREMENT DATE" means the first day of the month following attainment of age 65.

1.19 "PENSIONABLE SERVICE" means Service while participating as an active Member in this Plan and Service prior to the Effective Date but excluding:

      (1)   Service before January 1, 1976;

      (2) Service after December 31, 1989 but before the Effective Date which the Employee chooses not to include;

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      (3)   Service after December 31, 1989 but before the date the Executive becomes a Member of this Plan which the Executive chooses not to include;

      (4)   Service after the Normal Retirement Date; and

      (5) Service prior to the Effective Date for an Employee who is a connected person as defined in the regulations of the Income Tax Act.

1.20 "PLAN" means this Repap Enterprises Inc. Head Office Registered Pension Plan, as amended from time to time.

1.21 "PLAN YEAR" means the period from and including the Effective Date to and including December 31, 1996, and thereafter the calendar year.

1.22 "POSTPONED RETIREMENT DATE" means the first day of the month next following the date subsequent to the Member's Normal Retirement Date on which the Member retires, but in no event shall his Postponed Retirement Date be later than the end of the Plan Year in which he attains his 71st birthday, even though he continues to be employed by the Employer.

1.23 "SERVICE" means employment of an Employee by the Employer (including successive employment, if any, by two or more Employers), as determined by the Employer of the Employee and includes:

      (1)   service with a predecessor of the Employer;

      (2)   periods of authorized absence without pay up to 2 years;

      (3)   periods of authorized absence with pay.

      Service shall include:

      (4) subject to Section 8, any period up to age 65 including periods while a Member (who was accruing benefits under the Plan upon his disablement) is entitled to benefits under the long term disability insurance plan of the Employer;

      (5)   any period while a Member is on maternity or parental leave;

      (6) any period while a Member is entitled to receive benefits from the Commission de sante et securite au travail (CSST) or similar Workers' Compensation plans, subject to a maximum service accrual on and after January 1, 1992 as permitted by the Income Tax Act.

      Service is severed by resignation or voluntary cessation of employment by the Employee, discharge by the Employer, failure to return to work, cessation of the employment relationship which does not coincide with reemployment by another Employer, death or retirement.

1.24 "SIMILAR ACT" means legislation in force in a province of Canada, other than Quebec, which is substantially similar to the Supplemental Pension Plans Act.

1.25 "SPOUSE" means the person of the opposite sex who, at the date the Member commences to receive his pension or as of the day preceding the Member's death, whichever occurs first:

      (1)   is married to the Member; or

      (2) has been living in a conjugal relationship with an unmarried Member for a period of not less than 3 years or for a period of not less than one year if --

           (1)  at least one child is born, or to be born, of their union;

           (2) they have adopted, jointly, at least one child while living together in a conjugal relationship; or

           (3) one of them has adopted at least one child who is the child of the other, while living together in a conjugal relationship.

1.26 "SUPPLEMENTAL PENSION PLANS ACT" means the Supplemental Pension Plans Act of Quebec and Regulations thereunder, as amended from time to time.

1.27 "VALUE" means the value calculated by the Actuary in the manner prescribed under the Supplemental Pension Plans Act or a Similar Act, if applicable, as of a fixed date of a pension, a deferred pension or an ancillary pension which shall not be less than the value determined in accordance with the "Recommendations of the Minimum Transfer Values of Pensions" issued by the Canadian Institute of Actuaries.

1.28 "YEAR'S MAXIMUM PENSIONABLE EARNINGS" ("YMPE") means the Year's Maximum Pensionable Earnings for the year as defined in the provisions of the Canada Pension Plan or the Quebec Pension Plan, whichever may be applicable in any particular instance.

      The masculine gender shall include the feminine and the singular number shall include the plural unless the context clearly indicates otherwise.

      The descriptive headings of the several Sections and paragraphs of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of the Plan.

                                   SECTION 2

                           ELIGIBILITY AND MEMBERSHIP

2.1    ELIGIBILITY AND MEMBERSHIP

      (1) Each Employee other than an Executive in the Service on October 1, 1996 shall automatically become a Member of this Plan as of the later of the Effective Date or the first of the month following their date of employment.

      (2) Each other Employee other than an Executive shall become a Member of this Plan as a condition of employment on the first day of the month following the date on which he has completed 3 months of employment or, if earlier, the date on which he has earned at least 35% of the YMPE for the year in which he was employed.

      (3) Each Executive in the Service on January 1, 1996 may become a Member of this Plan on the first day of the month following his filing with the Committee of the completed enrollment documents. In any case, he shall become a Member of this Plan on the first day of the month following or coinciding with his attainment of age 60. If he has already reached age 60 on July 1, 1996, he shall become a Member of this Plan on the first day of the month following or coinciding with his next birthday.

      (4) Each other Executive shall become a Member of this Plan as a condition of employment on the first day of the month following the date on which he has completed 3 months of employment or, if earlier, the date on which he has earned at least 35% of the YMPE for the year in which he was employed.

2.2    ENROLLMENT DOCUMENTS

      An Employee shall complete and file with the Committee the necessary enrollment documents as determined by the Committee, and shall furnish such further information as shall be required, including proof of age of the Employee and, where applicable, of his Spouse and of any contingent annuitant designated by the Employee.

2.3    PARTICIPATION

      While remaining in the employ of an Employer, a Member cannot cease to participate in the Plan. Plan membership ceases at the Member's death or termination of employment if his benefits under this Plan are totally settled through a lump sum transfer or a transfer described in Section 6.3.

2.4    INFORMATION

      The Committee shall provide the following information to each Employer, Member, Spouse or Beneficiary, as the case may be, in accordance with the Supplemental Pension Plans Act:

      (1) a written explanation of the terms and conditions of the Plan and amendments thereto applicable to the Member, together with a brief description of the Member's rights and obligations under the Plan and the Supplemental Pension Plans Act, within 90 days of the date the Employee becomes eligible for membership or the registration date of the amendment;

      (2) a written statement in the prescribed form annually within 6 months after the end of the Plan Year or within 60 days after termination of membership, retirement or death.

      Upon receipt of a written request from the Member, Spouse, Beneficiary or authorized agent of such person, the Committee shall make available within 30 days all documents and information in respect of the Plan and the

Fund as is prescribed under the Supplemental Pension Plans Act for examination at a location approved under the Supplemental Pension Plans Act.

      The Committee shall conform with the prescribed periods for providing such information as specified in a Similar Act, if applicable, for each Member employed outside Quebec.

                                   SECTION 3

                                 CONTRIBUTIONS

3.1    EMPLOYEES' CONTRIBUTIONS

      The Employees are not required nor permitted to contribute to the Plan.

3.2    EMPLOYER CONTRIBUTIONS

      While this Plan remains in force, the Employer shall contribute to the Fund in each Plan Year in monthly instalments in accordance with the provisions of the Supplemental Pension Plans Act, amounts which in the aggregate are certified by the Actuary to be necessary to provide for the pensions and other benefits accruing to the Members for such year under Section 4.1 and shall also contribute in each Plan Year, by equal monthly instalments throughout the Plan Year, such additional amounts as are certified by the Actuary to be sufficient to fund over a period of years any unfunded liabilities created by the terms of this Plan or amendments thereto, or any solvency deficiencies revealed by actuarial valuation. The period of years over which such additional amounts are contributed shall not be longer than the time allowed under the provisions of any applicable federal or provincial legislation or regulation, including specifically the Supplemental Pension Plans Act.

3.3    REMITTANCE OF CONTRIBUTIONS

      Employer contributions shall be paid into the Fund in equal monthly payments on or before the last day of the month following the month for which a payment is made. The Employer shall, on remitting the contributions, inform the Committee of the reason for any significant variation in the contributions payable into the Fund.

3.4    EXPENSES

      All expenses for the operation and administration of this Plan shall be paid out of the Fund unless paid by the Employer.

3.5    SURPLUS UTILIZATION

      If the assets of the Fund are certified by the Actuary at any time to be more than sufficient to fully cover the actuarial liability for all benefits accrued to the Members, any excess assets may be applied to cover part or all of the Employer's contributions in any Plan Year.

3.6    RETURN OF CONTRIBUTIONS

      Amounts contributed by the Employer may be refunded at any time to the Employer, where such action is required to avoid the revocation of registration under the Income Tax Act, subject to all necessary regulatory approvals.

                                   SECTION 4

                               AMOUNT OF PENSION

4.1    NORMAL PENSION

      Each Member shall receive upon retirement on his Normal Retirement Date an annual pension equal to 1.25% of his Best Average Earnings up to his Final Average YMPE plus 2% of his Best Average Earnings in excess of his Final Average YMPE multiplied by his years of Pensionable Service, with a proportionate adjustment for a fraction of a year in completed months.

      In no event will the benefit accrued in the Plan Year under this Section
4.1 result in an amount such as a pension adjustment (as defined in the Income Tax Act), or any other adjustment determined under the Income

Tax Act, being inappropriate having regard to the provisions of the Income Tax Act and the purposes for which the amount is determined. A benefit may not accrue after pension payments have commenced to be paid to the Member.

4.2    EARLY RETIREMENT

      A Member may retire on an Early Retirement Date and receive, commencing on an Early Retirement Date, an annual pension. The amount of such annual pension shall be his annual pension calculated in accordance with Section 4.1 reduced by
 1/3 of 1% for each full month, if any, his Early Retirement Date precedes his 60th birthday.

4.3    POSTPONED RETIREMENT

      (1) A Member, who retires on his Postponed Retirement Date, shall receive an annual pension which shall be the Equivalent Actuarial Value of the annual pension determined in accordance with Section 4.1 and which has not commenced to be paid under subsection (b) of this
           Section 4.3; such Equivalent Actuarial Value shall be determined by the Actuary in the manner prescribed under the Supplemental Pension Plans Act.

      (2) A Member who has deferred his retirement to a date subsequent to his Normal Retirement Date may, not more frequently than once in each Plan Year, by notice in writing filed with the Committee, direct that payment of all or part of his annual pension shall commence on a date specified by him in such notice, but only to the extent required to compensate for any reduction in Earnings from the level in effect immediately preceding his Normal Retirement Date.

4.4    ADDITIONAL AMOUNTS

      The Company may provide from time to time for the payment of additional amounts of pension in excess of those set forth in the Plan, including adjustments to normal pension which have commenced to be paid to retired Members in recognition of changes in the cost of living, within such applicable federal or provincial laws, regulations, rules and limits as may be established from time to time.

4.5    MAXIMUM PENSION

      Notwithstanding anything contained in this Section 4 to the contrary:

      (1) PRE-1990 SERVICE WHEN THE MEMBER WAS NOT PARTICIPATING IN A REGISTERED PENSION PLAN: the aggregate annual pension payable to a Member, in respect of Service before January 1, 1990, under this Plan and any other registered pension plan of the Employer when the Member was not participating in a registered pension plan, on retirement, termination of Service or discontinuance of the Plan shall not exceed an annual amount equal to $1,150, or such higher amount as may be permitted from time to time by the Income Tax Act, multiplied by his years of pensionable service.

      (2) POST-1989 SERVICE, AND, SERVICE PRIOR TO 1990 WHEN A MEMBER WAS PARTICIPATING IN A REGISTERED PENSION PLAN: the aggregate annual pension payable to a Member under this Plan and any other registered pension plan of the Employer in respect of Service after December 31, 1989 and in respect of Service prior to 1990 when the Member was participating in a registered pension plan, and payable in the year in which the pension commences to be paid to the Member shall be the lesser of:

           (1) 2% of the Member's highest average indexed compensation times the number of years of his pensionable service with the Employer; and

           (2) $1,722, or such higher amount as may be permitted from time to time by the Income Tax Act, times the number of years of his pensionable service with the Employer.

      For the purpose of this Section 4.5, the highest average indexed compensation of a Member is equal to 1/3 of the Member's total indexed compensation for the 3 (not necessarily consecutive) 12-month periods of highest indexed compensation. The total indexed compensation of a Member for any month is the total compensation received by the Member from the Employer, adjusted to reflect increases in the average wage as defined in the Income Tax Act.

      The percentage reduction referred to in Section 4.2 will be applied to the Member's pension:

      (a) before the application of the above maximum pension rule, if the Member has attained his 60th birthday; and

      (b) after application of the above maximum pension rule, if the member has not attained his 60th birthday.

      Any additional annual pension resulting from an actuarial increase in accordance with the provisions of subsection (a) of Section 4.3 shall be excluded from the maximum pension rule.

      The above maximum pension rule applies to all pension benefits payable under this Plan, including any distribution of surplus to Members, any amount paid out to the Member's Spouse as a result of marriage breakdown, any amount paid upon retirement and termination of employment or termination of the Plan.

4.6    REDUCTION OF BENEFITS

      The Plan may, at any time, be amended by the Company to reduce the benefits provided under this Section 4 where such action is required to avoid the revocation of registration of the Plan under the Income Tax Act, subject to the prior consent of the Regie des rentes du Quebec.

                                   SECTION 5

                            FORMS OF PENSION PAYMENT

5.1    NORMAL FORM FOR MEMBER WITHOUT A SPOUSE

      Subject to Section 5.2, the normal form of pension payable under this Plan shall be monthly income payable on the first of each month, commencing on the Member's Normal Retirement Date, Early Retirement Date or Postponed Retirement Date, as the case may be, and continuing thereafter during the lifetime of the Member, in an amount equal to 1/12 of the annual pension as provided in Section 4, and subject to the provisions and conditions of the Plan.

5.2 NORMAL FORM FOR MEMBER WITH A SPOUSE

      (1) Any Member who has a Spouse living at the time his benefits commence will receive a joint and survivor pension as hereinafter described. A Spouse may, before the date on which the Member's pension begins, waive her entitlement under this automatic form of pension or revoke such waiver, by filing with the Committee the necessary document, as determined by the Committee, before that date. If the Member's Spouse waives such entitlement and has not revoked her waiver, the Member will then be permitted to elect an alternative form of pension in accordance with the provisions of the Plan.

           Under the terms of this automatic provision, after the death of the Member, there shall be payable under this Plan to the surviving Spouse during the Spouse's lifetime an annual pension equal to 60% of such annual pension payable to the Member under this Plan.

      (2) The normal form of pension payable to a Member with a Spouse shall be a monthly income payable on the first of each month, commencing on the Member's Normal Retirement Date, Early Retirement Date or Postponed Retirement Date, as the case may be, and continuing thereafter during the lifetime of the Member, in an amount equal to 1/12 of the annual pension described in subsection (a) of this
           Section 5.2. After the death of the Member, 1/12 of the annual pension payable to the Member's surviving Spouse under the terms of subsection (a) of this Section 5.2 shall be payable in monthly instalments on the first of each month during the lifetime of the Spouse.

      (3) Upon the death of a Member and his surviving Spouse, to whom a pension was paid or payable under (a) above, no further payments shall be made under this Plan.

5.3    LEVEL INCOME OPTION

      A Member, who elects to retire on an Early Retirement Date, may elect to receive an increased normal form of pension payable until the Member qualifies for a benefit from the federal government and/or a provincial government under the terms of one or more comprehensive programs of old age pensions, and a reduced normal pension thereafter; the difference between the two amounts being not more than the total benefit payable by the federal and/or the provincial governments. The amount of this difference shall be requested by the Member and must be agreed to by the Committee. The Member shall provide the Committee with the information required to verify the amount of the government benefit which he should receive. In the event of the death of a Member on or after the due date of the first pension payment to the Member the following shall apply:

      (1) in respect of a Member whose pension was payable under Section 5.1, no further payments are made; or

      (2) in respect of a Member whose pension was payable under Section 5.2, there shall be payable to his surviving Spouse the monthly pension which would have been payable to the surviving Spouse under the terms of Section 5.2 if the level income option had not been elected.

5.4    RULES FOR LEVEL INCOME OPTION ELECTION

      The election of the level income option shall be subject to such rules as the Committee may from time to time adopt for the safeguarding of the Fund and the proper administration of the Plan, and shall be subject to the following additional conditions:

      (1) the election shall be made in writing deposited with the Committee prior to the due date of the first pension payment to the Member;

      (2) the option shall become operative on the due date of the first pension payment to the Member; and

      (3) the election may be revoked or changed provided that written notice of such revocation or change is received by the Committee prior to the due date of the first pension payment to the Member.

5.5    OTHER OPTIONAL FORMS

      Each Member may, subject to the waiver described in subsection 5.2(a), elect such other optional forms of pension of Equivalent Actuarial Value that are not contrary to the provisions of any applicable federal or provincial laws, rules, guidelines or regulations that may be or are hereafter enacted or promulgated. However, the initial amount of pension payable to a Member with a living Spouse at the time his pension commences may not be higher than the amount as provided in Section 4. Election by a Member of some other optional form of benefit shall be subject to such conditions as may be prescribed by the Committee.

      For example, a Member may elect a joint and survivor pension providing for a reduced pension payable to the Member during his lifetime with an amount equal to 75% or 100% of such reduced pension, as elected by the Member, continuing after his death to his surviving Spouse or former Spouse during her lifetime.

                                   SECTION 6

                             TERMINATION OF SERVICE

6.1    VESTING

      If the Member terminates his Service or the Member's Service is terminated for any reason other than retirement or death, he shall receive, commencing on his Normal Retirement Date a deferred annuity in an amount equal to the benefit accrued to him under Section 4.

6.2    IMMEDIATE PENSION

      A former Member may elect to receive an immediate annuity in lieu of a deferred annuity to which he is entitled under this Section 6 equal to:

      (1) if the Member terminates his employment prior to his Early Retirement Date, the Equivalent Actuarial Value of his deferred annuity commencing on the first day of any month after he has attained age 55; or

      (2) if the Member terminates his employment on or after his Early Retirement Date his deferred annuity reduced in accordance with
           Section 4.2.

      The date of commencement of such immediate annuity shall not be prior to the first day of the month following receipt by the Committee of written application therefor.

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

6.3    PORTABILITY

      (1) Subject to the provisions of the Supplemental Pension Plans Act, where a Member terminates his employment with the Employer before age 55, he shall be entitled to transfer the Value of his benefits under
           Section 6.1 to:

           (1) a locked-in retirement account prescribed under the Supplemental Pension Plans Act or, where applicable, a locked-in registered retirement savings plan prescribed under a Similar Act;

           (2)  another registered pension plan, if that plan so permits;

           (3) an insurance company to purchase a deferred life annuity that will not commence before the earliest date on which the Member would have been entitled to receive payment of pension benefits under this Plan.

      (2) The transfers set out in this Section 6.3 are subject to the solvency requirements set out in the Supplemental Pension Plans Act.

      (3) If the Value of a Member's pension exceeds such maximum amount as may be prescribed under the Income Tax Act, the amount transferred in accordance with subsection (a) of this Section 6.3 will not exceed the prescribed maximum amount.

6.4    TIME LIMITS

      The Member may only make an election under Section 6.3, within one of the following time limits:

      (1)   within 180 days from the date he terminated his Service;

      (2) subsequently, but not later than the date referred to in (c) below, every 5 years, within 180 days from the date of expiry of every 5th year;

      (3) within 180 days from the date the Member attains an age which is 10 years before his Normal Retirement Date.

      A Member employed in a province other than Quebec will be subject to the time limits prescribed in the Similar Act applicable to him.

6.5    SMALL VALUE

      The Value of any deferred annuity that a Member is entitled to transfer in accordance with the provisions of Section 6.3 may, if the Value is less than 10% of the YMPE for the Plan Year in which he becomes entitled thereto, be transferred by the Committee to a prescribed plan described in Section 6.3 and chosen by the Member or, if not, by the Committee.

      The Committee shall not, however, transfer any such amount if it has been used to purchase a pension the payment of which has begun.

                                   SECTION 7

                                 DEATH BENEFITS

7.1    DEATH IN SERVICE BEFORE NORMAL RETIREMENT DATE

      If a Member dies in the Service before his Normal Retirement Date, the following shall apply:

      (1)   Death before Early Retirement Date

           If the Member would not have been entitled to receive an immediate pension under the provisions of Section 4.2 had he ceased membership on the date of his death, his surviving Spouse or, if the Member is not survived by his Spouse, his Beneficiary shall receive a lump sum payment equal to the minimum Value described in Section 7.2.

      (2)   Death on or after Early Retirement Date

           If the Member would have been entitled to receive an immediate pension under the provisions of Section 4.2 had he retired on the date of his death:

           (1) his surviving Spouse shall receive an annual pension equal to the greater of:

               - the annual pension the Spouse would have been entitled to receive under the provisions of Section 5.1 had the payment of the Member's pension commenced on the day preceding the death of the Member; and

               - the annual pension which can be purchased with the minimum Value described in Section 7.2, or

           (2) if the Member is not survived by his Spouse, his Beneficiary shall receive a lump sum payment equal to the minimum Value described in Section 7.2.

7.2    MINIMUM VALUE

      The minimum Value referred to in Section 7.1 shall be equal to the Value of:

      (1) the pension which the Member would have been entitled to receive under Section 4.2 had he retired immediately before his death;

      (2) if the Member was not entitled to receive an immediate pension had he retired before his death, his deferred pension to which he would have been entitled under Section 6.1 had he ceased to be a Member on the day of his death for a reason other than his death.

7.3    DEATH IN SERVICE AFTER NORMAL RETIREMENT DATE

      If a Member dies while in the Service after his Normal Retirement Date and before his Postponed Retirement Date, he shall be deemed to have retired on the day before the date of his death and there shall be payable to his surviving Spouse or his Beneficiary, as the case may be, the death benefit under (a) or
(b) below:

      (1)   Surviving Spouse

           Such Member's surviving Spouse shall, unless she has waived her entitlement in accordance with Section 5.2, receive an annual pension during her lifetime the Value of which shall not be less than the higher of:

           (1) the Value of the annual pension the Spouse would have been entitled to receive under Section 5.2 if payment of the postponed pension had commenced on the day preceding the death of the Member; and

           (2) the minimum Value of the death benefit the Spouse would have been entitled to receive under subsection (a) of Section 7.2, taking into account that the pension is postponed.

      (2)   Beneficiary

           If the Member is not survived by his Spouse, or she waives her entitlement, his Beneficiary shall receive the death benefit payable under Section 7.4, the Value of which shall not be less than the Value described in subsection (a)(ii) of this Section 7.3.

7.4    DEATH AFTER RETIREMENT

      If a Member dies after his pension has commenced, the death benefit, if payable to such Member's Spouse or Beneficiary shall be governed by the type of normal or optional form of benefit which the Member was receiving pursuant to
Section 5.

7.5    LUMP SUM PAYMENT

      If monthly instalments of pension are to be continued, according to this
Section 7, to a deceased Member's Beneficiary, at the request of the Member prior to his death, or following his death at the request of his Beneficiary, the Committee may direct that the Value of all such outstanding instalments be paid to the Beneficiary in one lump sum. If the Beneficiary is the Member's estate, the Committee shall cause the present Value of all such outstanding payments to be paid in one lump sum.

      Any lump sum amount payable after the death of a Member is paid as soon as practicable after the Member's death.

7.6    METHOD OF PAYMENT

      Any pension payable under this Section 7 shall be a monthly income payable on the first day of each month commencing on the first of the month next following the Member's death or, where applicable, his Spouse's death, and continuing in an amount equal to 1/12 of the annual pension payable in accordance with the provisions of this Section 7. In the case where a Member elects an optional spousal pension, the last monthly instalment shall be due on the first day of the month in which the surviving Spouse dies.

7.7    PORTABILITY

      If a Member dies in the Service before his Normal Retirement Date, his surviving Spouse may transfer the Value of any death benefits to which he is entitled to a prescribed plan described in Section 6.3, subject to the prescribed time limits set out in Section 6.4 on the basis that the Spouse makes the election and that the time limit commences on the Member's date of death.

                                   SECTION 8

                                   DISABILITY

8.1    DISABILITY

      A Member who is disabled, as defined hereunder, and eligible to receive benefits under the Employer's long term disability insurance plan shall, for all purposes of the Plan, continue to be considered a Member. Any such period of disability, during which he is eligible to receive such benefits, up to age 65, shall be included as Service for purposes of the Plan and his annual pension to be credited during such period shall be determined under Section 4 on the assumption that his Earnings in effect immediately prior to his becoming disabled continue unchanged. If the Member shall recover, or shall be deemed to have recovered, from his disability, and if he is not thereupon reinstated in employment as an Employee, he shall be considered as having terminated employment at that time and shall be entitled to the benefits provided under
Section 6.

      For the purpose of this Section 8.1, disability means:

      (1) a Member suffering from a physical or mental impairment so as to prevent the performance of employment duties in which the Member was engaged before the impairment occurred;

      (2) which is certified, in writing, by a medical doctor licensed in Canada or where the Member resides; and

      (3) in respect of which the Member is eligible to receive benefits under the Employer's long term disability program.

                                   SECTION 9

                              MANAGEMENT OF FUNDS

9.1    THE FUND

      The Committee shall determine the method of managing the funds of the Plan either by investing the assets of the Fund, at its discretion, or by delegating such responsibility to one or more persons or to an investment firm deemed suitable by the Committee for that purpose. The Fund shall be held in the name of the Plan and shall be invested in accordance with any applicable federal or provincial legislation including specifically the Supplemental Pension Plans Act.

9.2    PURCHASE OF ANNUITIES

      The Committee may provide for the payment of any pension under this Plan from the Fund or may purchase an annuity contract from an insurance company licensed to do business in Canada with funds derived from the Fund.

                                   SECTION 10

                               PENSION COMMITTEE

10.1   PENSION COMMITTEE

      The Plan shall be administered by a Pension Committee which shall consist of 7 members resident in Canada, 2 of whom shall be Members of the Plan and one of whom shall be independent to the extent described in subsection (b) of this
Section 10.1.

      (1)   Plan Members

           The two Plan Members who shall be members of the Pension Committee shall be nominated by the Company and each such Plan Member shall serve as member of the Pension Committee for his term of office unless at the next annual meeting, described in Section 10.4, each group of active Members and non-active Members shall decide whether or not it will nominate one or two Plan Members to the Pension Committee in the manner set out in Section 10.4.

      (2)   Independent

           The Company shall nominate a person as an independent member of the Pension Committee. Such person may, if the Company so decide, serve with remuneration. The amount of remuneration, if any, shall be determined by the Company. Such person must be neither a party to the Plan nor a person to whom a prohibition as to the granting of loans applies pursuant to the investment rules set out in the Supplemental Pension Plans Act. For the purposes of this subsection (b), a person who is a party to the Plan is an Employer or a Plan Member, or a person who:

      (1) acts on behalf of an Employer, such as a member of the Board of Directors, a manager or an executive, or

      (2) acts on behalf of Plan Members, such as an officer or representative of the union or of the employees' association.

      (3)   Other Members

           The Company shall nominate 4 members to the Pension Committee in addition to those mentioned in subsections (a) and (b) of this
           Section 10.1.

10.2   TERM OF OFFICE

      Each individual nominated as a member of the Pension Committee shall take office upon his acceptance thereof in writing and filed with the Company and the Pension Committee. Subject to subsection (a) of Section 10.1, the term of office of a member of a Pension Committee shall be 3 years. A member of the Pension Committee whose term of office has expired shall remain in office until he is reappointed or replaced. If a member of the Pension Committee nominated by the Plan Members pursuant to subsection (a) of Section 10.1 becomes unable to act or if the seat of such Plan Member on the Pension Committee becomes vacant, the Pension Committee shall nominate a Plan Member to replace the member until the next annual meeting is held pursuant to Section 10.4. If a member of the Pension Committee nominated under subsection of Section 10.1 or subsection (c) of
Section 10.1 becomes unable to act, or if the seat of such member becomes vacant, the Company shall immediately nominate a replacement.

10.3   EXPENSES OF PENSION COMMITTEE

      The members of the Pension Committee shall serve as such, subject to the provisions of subsection (b) of Section 10.1, without remuneration, but shall be reimbursed for any necessary expenditures incurred in service on the Pension Committee. Any such necessary expenditures and any expenses incurred by the Pension Committee in administering the Plan shall be paid from the Fund, unless any Employer, in its sole discretion, pays or reimburses the Committee or any member thereof for such expenditures or expenses.

10.4   ANNUAL MEETING

      Within 6 months after December 31, 1996 and the end of each subsequent Plan Year, or within any additional period which may be granted by the Regie des rentes du Quebec, the Pension Committee shall, by a written notice, call each Member and each Employer to a meeting held to:

      (1) inform them of the amendments made to the Plan, of the entries in the conflict of interest register and the financial position of the Plan;

      (2) enable each group of active Members and non-active Members to decide whether or not it will nominate a member to the Pension Committee and, if it so decides, to proceed with the nomination either in the manner proposed by the Committee, or, if none is proposed or if the group refuses the manner proposed, in the manner, decided by the group, which allows the meeting to proceed with the nomination. Any decision relating to a matter mentioned above shall be made by a majority of the votes cast by the Members of each group which will include votes by proxy.

      The Pension Committee shall, in addition, render an account of its administration at that annual meeting.

10.5   CONFLICT OF INTEREST

      No member of the Pension Committee may exercise his powers in his own interest or that of a third person. A member of the Pension Committee may not place himself in a situation of conflict between his personal interest and the duties of his office. A Plan Member who is a member of the Pension Committee must act in the common interest, considering his own interest to be the same as that of the other Members or beneficiaries of the Plan.

      Every member of a Pension Committee must, without delay, notify the Committee in writing of any interest he has in an enterprise that may cause his personal interest to conflict with the duties of his office. He must also notify the Committee in writing of any rights he may have in or may invoke against the Fund, specifying their nature and value. However, a Plan Member who is also a Pension Committee member does not have to give notice of his rights arising from the Plan.

      The Pension Committee shall keep a register at its office, in which every interest or right of which it has been notified shall be recorded.

10.6   POWERS AND DUTIES

      The Pension Committee shall perform such duties as are imposed upon it by the terms of the Plan and by the provisions of the Supplemental Pension Plans Act, and shall have such power and authority as may be necessary to administer the Plan and to discharge its duties hereunder, including, but not limited to, the power and authority:

       (1) to interpret and construe the Plan within the limits of any applicable legislation;

       (2)  to apply the eligibility and membership rules;

       (3) to inform Members of an application for registration of an amendment;

       (4) to make determinations as to the rights of any person applying for pension benefits;

       (5) to determine the amount of benefits payable to any person in accordance with the provisions of the Plan;

       (6) to authorize and to make payments out of the Fund to persons entitled to benefits under the Plan;

       (7)  to keep a register of conflicts of interest;

       (8) to appoint an Actuary to perform such actuarial functions as may be requested by the Pension Committee;

       (9) to appoint a custodian or insurance company with which the Pension Committee shall sign a custodian agreement or contract, as the case may be;

      (10)  to adopt a written investment policy;

      (11) to supply information to Members, including annual statements and the membership termination statements;

      (12)  to authorize examination of documents and to make them available;

      (13)  to call each Member and each Employer to an annual meeting;

      (14) to notify the Regie des rentes of any unpaid contributions within 60 days after they become due;

      (15) to take or cause to be taken such action as in its judgment it shall deem advisable or necessary to carry out the provisions of the Plan; and

      (16) to adopt such by-laws as it deems desirable for the conduct of its affairs and for the administration of the Plan.

10.7   DELEGATION

      (1) The Pension Committee may delegate all or part of its powers to any person including the Company or be represented by a third party for a specific act, each to perform such services and duties and have such authority as is permitted by the instrument of delegation. When the Pension Committee has delegated any or part of its powers to another person, such person may delegate all or part of such powers to the extent that he is permitted by the instrument of delegation.

      (2) The Pension Committee shall, within 30 days after the date on which a member appointed by the Plan Members takes office, re-examine the delegation of powers to determine those that are to be maintained and those that are to be revoked. The revocation carries with it the revocation of each delegation made by the delegatee, if any.

10.8   ACTUARIAL FUNCTIONS

      The Pension Committee shall, in consultation with the Actuary, adopt from time to time mortality and other tables and interest rates upon which the Equivalent Actuarial Values under the Plan will be based. The Pension Committee shall furnish to the Actuary whom it employs all information required for the preparation of regular actuarial valuations of the Plan, and shall receive from the Actuary reports on such valuations and any other reports and recommendations which may be necessary for the orderly administration of the Plan and to comply with the Supplemental Pension Plans Act.

                                   SECTION 11

                              TRANSFER PROVISIONS

11.1   TRANSFERS TO THE SERVICE

      In the event that an Employee is transferred to the Service of an Employer directly from service with an affiliate of an Employer, or from a predecessor of an Employer, the Company shall determine on the basis of uniform rules in each case, what portion, if any, of service prior to transfer shall be included in Service.

11.2   TRANSFERS FROM THE SERVICE

      In the event that a Member is transferred from the Service of an Employer to the service of an affiliated company which is not participating in this Plan, no further contributions shall be made on his behalf and no further benefits shall accrue during his employment with such affiliated company unless the Company specifically designates that such Employee shall continue to be a Member of this Plan. However, the employment of such an Employee shall not be considered as having terminated until his employment with the affiliated company is terminated other than by transfer to another affiliated company, and for the purposes of Section 6 his Service shall include the period of his employment by such affiliated company.

11.3   TRANSFER OF ASSETS TO THIS PLAN

      In the event that an Employee immediately prior to becoming a Member of this Plan was a member of another pension plan of his employer, assets equal to the Value of the pension accrued by the Member under that plan shall be transferred to and accepted by this Plan for the purposes of providing pension benefits under this Plan for Pensionable Service while a member of the other pension plan. The Value of the annual pension payable under the provisions of this Plan in respect of the Member's Pensionable Service while a member of the other pension plan shall in no event be less than the Value so transferred.

                                   SECTION 12

                    AMENDMENT OR DISCONTINUANCE OF THE PLAN

12.1   RIGHT TO AMEND OR DISCONTINUE THE PLAN

      The Company expects and intends to maintain this Plan in force indefinitely, but the Company necessarily reserves the right to change or discontinue the Plan at any time. In addition, the Employer may cease to participate in this Plan at any time. However, no amendment for any reason shall adversely affect the pension or other benefits to which a Member had become entitled in respect of Service prior to the date of such amendment, except in the circumstances referred to in Section 4.6.

12.2   TOTAL OR PARTIAL TERMINATION OF THE PLAN

      The Company may terminate the Plan in whole or part in accordance with the provisions of the Supplemental Pension Plans Act for any reason at any time by means of a written notice to the affected Members and the Regie des rentes du Quebec. The Committee shall, within the time limits prescribed under the Supplemental Pension Plans Act, submit a draft termination report to the Regie des rentes and transmit to each Member, Spouse or Beneficiary affected a statement setting out his benefits and their value as established in the termination report, together with all prescribed information set out in the Supplemental Pension Plans Act.

                                   SECTION 13

                               GENERAL PROVISIONS

13.1   BENEFITS NOT CAPABLE OF ASSIGNMENT OR SEIZURE

      Except as expressly provided herein or permitted or required by law, pension or other benefits payable from the Fund shall not be capable of being assigned, charged, attached, anticipated or given as securities or surrendered and for the purposes of this provision:

      (1)   assignment does not include --

           (1) assignment pursuant to a decree, order or judgment of a competent tribunal or a written agreement in settlement of rights arising as a consequence of the breakdown of a marriage or other conjugal relationship between a Member and the Member's Spouse or former spouse, or

           (2) assignment by the legal representative of a deceased Member on the distribution of the Member's estate, and

      (2) surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan pursuant to Section 4.6.

13.2   ASSETS IN THE FUND

      Benefits under this Plan shall be payable only from the Fund and only to the extent that there are assets in the Fund. No payment shall be made under the Plan unless it shall have been authorized by the Committee.

13.3   SMALL PENSIONS

      Where the Value of the annual pension or deferred pension payable to a Member under this Plan is less than 4% of the YMPE for the Plan Year in which the Member terminates his employment, retires or dies, as the case may be, the Value of such pension or deferred pension may be paid to the Member or his surviving Spouse.

13.4   MARRIAGE BREAKDOWN

      In the event of marriage breakdown of a Member and his Spouse to the extent that the Spouse is no longer a spouse within the meaning of Section 1.25, the entitlement of the Spouse to any portion of the pension benefit of a Member shall be subject to the provision of a court order or written agreement. Such an agreement cannot, however, confer on the Spouse more than 50% of the Value of such benefits. For that purpose, the Member and the Spouse shall be entitled to obtain from the Committee a statement of the benefits accumulated by the Member under the Plan and the Value thereof, and any other prescribed information. The benefits shall be transferred to the Spouse upon application in writing to the Committee to the extent provided by the court order or written agreement.

13.5   PENSIONER BECOMES AN EMPLOYEE

      Where a former Employee, who has commenced to receive a pension under this Plan, recommences employment with an Employer, the payment of his monthly pension shall continue and he shall not be eligible to recommence accruing pension under Section 4.

13.6   SURPLUS OWNERSHIP

      After provision has been made for the satisfaction of all liabilities of the Plan, after its total or partial termination, any surplus assets as remain in the Fund shall, subject to the provisions of the Supplemental Pension Plans Act, revert to the Company. The Company shall be the exclusive owner of any assets remaining after all liabilities of the Plan have been satisfied.

13.7   Construed and Interpreted

      This Plan shall be construed and interpreted in accordance with the provisions of the laws of the Province of Quebec.

                               AMENDMENT NO. 1 TO
                           THE REPAP ENTERPRISES INC.
                      HEAD OFFICE REGISTERED PENSION PLAN

The following changes are effective January 1, 1996.

1.     Section 1.8 is amended by adding the following sentence:

      "Earnings include compensation as prescribed, from time to time, by the Income Tax Act."

2.     Section 1.19 is deleted and replaced by the following:

      "1.19 "PENSIONABLE SERVICE" means Service in Canada while participating as an active Member in this Plan and Service prior to the Effective Date but excluding:

           (a)  Service before January 1, 1976;

           (b) Service after December 31, 1989 but before the Effective Date which the Employee chooses not to include;

           (c) Service after December 31, 1989 but before the date the Executive becomes a Member of this Plan which the Executive chooses not to include;

           (d)  Service after the Normal Retirement Date; and

           (e) for an Employee who is a connected person as defined in the regulations of the Income Tax Act --

               (i)   Service prior to the Effective Date which the connected
                   person chooses not to include,

               (ii)  Service on or after the Effective Date which is an unpaid leave of absence.

           The first 3 years of Service outside of Canada with a non-participating employer as defined by the Income Tax Act is included in Pensionable Service."

3. Section 1.22 is amended by deleting the end of the sentence after the words "he attains" and replacing it by the words "his 69th birthday, or such other age as is designated from time to time by the Income Tax Act, even though he continues to be employed by the Employer."

4. Section 1.23(d) is amended by replacing the word "Employer;" by the words "Employer and is not a connected person as defined in the regulations of the Income Tax Act."

5.     Section 4.5 is amended by adding Section 4.5(c) as follows:

      "(c)  POST-1989 SERVICE FOR A CONNECTED PERSON:

           The aggregate annual pension payable to a Member, who is a connected person as defined in the regulations of the Income Tax Act, under this Plan and any other registered pension plan of the Employer in respect of Service after December 31, 1989, and payable in the year in which the pension commences to be paid to the Member shall be the lesser of:

           (i) 2% of the sum of the Member's indexed compensation for each year of pensionable service with the Employer, and

           (ii) $1,722, or such higher amount as may be permitted from time to time by the Income Tax Act, times the number of years of his pensionable service with the Employer."

6. Section 8.1 is amended by adding the words "and is not a connected person as defined in the regulations of the Income Tax Act" after the words "during which he is eligible to receive such benefits".

CERTIFIED AS A TRUE AND COMPLETE COPY

------------------------------------------------------------
Date

------------------------------------------------------------
Secretary

            NOTICE TO ALL THE MEMBERS OF THE REPAP ENTERPRISES INC.
                      HEAD OFFICE REGISTERED PENSION PLAN

      A plan amendment has been submitted to the Regie des rentes du Quebec for registration. The amendment, effective on January 1, 1996, was required by Revenue Canada to clarify certain plan provisions in conformity with the current provisions of the Income Tax Act. The amendment has no impact on the benefits you may expect to receive.

      A copy of the amendment is available in my office, at Head Office.

Montreal,
---------------------------------------1997

---------------------------------------
Administrator of the Pension Committee

                              CERTIFIED COPY OF A
                      RESOLUTION OF THE BOARD OF DIRECTORS
                           OF REPAP ENTERPRISES INC.

WHEREAS Repap Enterprises Inc. (the "Company") wishes to maintain the registration of "The Repap Enterprises Inc. Head Office Registered Pension Plan" (The "Plan");

WHEREAS pursuant to Section 12, the Company has the right to change the Plan at any time;

WHEREAS the amendments are specifically requested by Revenue Canada for compliance with the Income Tax Act and Regulations;

NOW THEREFORE,  it is hereby resolved that:

1) The attached Amendment No. 1 to the Repap Enterprises Inc. Head Office Registered Pension Plan is hereby approved and adopted.

      I, Terry W. McBride, Secretary of Repap Enterprises Inc. (the "Company") hereby certify under the corporate seal of the Company that the foregoing is a true copy of a resolution consented to in writing by all of the Directors of the Company as of the ____ day of __________________ 1997 and that the said resolution continues to be in full force and effect as of the date hereof.

      Dated this ____ day of __________________ 1997

                                         ---------------------------------------
                                         Secretary